US PATENT OFFICE ISSUES FIRST PATENT TO
                                DERMISONICS, INC.

WEST CONSHOHOCKEN, PA --- JULY 6, 2005 (BUSINESSWIRE)

Dermisonics, Inc. (DMSI.OB), a medical device company focused on the development of an ultrasonically assisted transdermal drug-delivery technology, announced today that on June 21, 2005 the United States Patent and Trademark Office issued the first patent to the Company, patent number 6,908,448. The patent is entitled "Substance Delivery Device," with Bruce K. Redding Jr., the Company's Executive Vice President, listed as the inventor. As previously announced, this patent addresses the most substantial patent claims for the ultrasonic patch cap and a flexible patch for the transdermal delivery of drugs via ultrasound. This is the first of the Company's patents to issue, while eleven more of the Company's patent applications remain pending and active, both domestically and internationally.

Technology inventor Mr. Redding commented, "The issuance of this patent highlights the unique nature of our proprietary dug-delivery technology, and its issuance is a critical first milestone in the establishment of what we expect to become a significant intellectual property estate."

ABOUT DERMISONICS, INC.

Dermisonics Inc. is a specialized medical and cosmetic device company that is primarily focused on the ongoing development, testing and eventual commercialization of a transdermal patch that has been designed to facilitate the efficient and needle-free delivery of heavy molecular drugs into the system. The U-Strip(TM) is a drug delivery system incorporating a transdermal patch in combination with microelectronics and ultrasonic technology. Tests have shown that this system facilitates the transdermal delivery of Insulin as well as potentially at least 175 other existing drugs that at present cannot be effectively delivered through the pores of the skin using conventionally available transdermal technology due to their large molecular size.

The Company is also dedicated to the development of other portable ultrasonic devices for applications with cosmetics and cosmeceuticals.

For further information contact Bruce Haglund, CEO.
bruce.haglund@dermisonics.com
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Dermisonics, Inc.
Four Tower Bridge
200 Bar-Harbor Drive
West Conshohocken, Pa. 19428-2977 USA
888-401-DERM (3376) Toll Free
610-941-2780 Phone
610-941-2990 Fax


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North American Investor Relations Contact:

John Robinson
Phone:  866-559-1333
johnrobinson@currentcapital.com
-------------------------------

European Investor Relations Contact:

Michael Drepper
Phone: +49-621-430-6130
investor-germany@dermisonics.com
--------------------------------

For additional information, please visit www.dermisonics.com
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Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-QSB and Form 10-KSB filings with the Securities and Exchange Commission.


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